Exhibit 99.1

CSC Appoints Michael Sweeney as Interim Controller

FALLS CHURCH, Va., Sept. 16, 2014-CSC (NYSE: CSC), a global leader in next-generation IT services and solutions, today appointed Michael Sweeney as interim corporate controller and principal accounting officer. Sweeney has been CSC’s assistant corporate controller and controller of the company’s North American Public Sector (NPS) segment.

Thomas Colan, who served as vice president, controller and principal accounting officer at CSC, is stepping down for personal reasons. Colan had been in the role since August 2012.

Tom will be assisting with the transition.